Exhibit 10.03 (b)

          June 26, 1989


          Mr. Augustine A. Mazzei, Jr.
          Senior Vice President and General Counsel
          Equitable Resources, Inc.
          420 Boulevard of the Allies
          Pittsburgh, Pennsylvania 15219

          Re:  Employment Agreement dated as of
               March 18, 1988

          Dear Mr. Mazzei:

               This is to advise you that, pursuant to a recommendation by the Compensation Committee of the Board of Directors that executive employment contracts be amended to reflect a recent change in the Company's executive retirement policy, Section 2 of your Employment Agreement dated as of March 18, 1988 shall be amended effective June 1, 1989 by deleting the phrase "(i) the Executive's sixty-fifth (65th) birthday" and substituting therefor "(i) the date of the Executive's retirement in accordance with the provisions of the Company's retirement policy as set forth in its Management Manual."

               All other terms and conditions of the Employment Agreement shall remain unaltered by this Amendment.

               Please indicate your acceptance of this amendment by signing below.


          Very truly yours,

          EQUITABLE RESOURCES, INC.





          President and Chief Executive Officer




          APPROVED AND ACCEPTED



          Augustine A. Mazzei